EMPLOYMENT AGREEMENT
                              --------------------

    THIS AGREEMENT, made and entered into this 31st day of May, 1987, by and between M.S. CARRIERS, INC., a Tennessee corporation (the "Company"), and MICHAEL S. STARNES, a resident of Memphis, Tennessee (the "Employee");

                                W I T N E S S E T H:

    WHEREAS, the Company has employed the Employee as its Chairman of the Board, President and Chief Executive Officer; and

    WHEREAS, the Company desires to continue to employ Employee and Employee desires to remain in the Company's employment, all in accordance with the terms, provisions, conditions and covenants herein contained; and

    WHEREAS, the Company desires to protect its business by having Employee enter into this Agreement, and Employee by the execution of this Agreement acknowledges the reasonableness thereof and his willingness to be bound by the terms and conditions hereof;

    NOW, THEREFORE, in consideration of the premieses and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties do agree as follows:

    1.  EMPLOYMENT.  The Company agrees to employ Employee, and Employee
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        accepts employment by the Company and agrees to perform such duties as may, from time to time, be assigned to Emploee by Company. Employee agrees to devote his full time, attention and best efforts in the faithful discharge of such duties and in the devlopment and furtherance of Company's business. Employee agrees that, as long as he is employed by Company, he will not undertake the planning or organizing of any business activity competitive with the Company's nor engage in any such activity. The term of Employee's employment hereunder shall commence on the date hereof and shall continue thereafter until either party shall have given the other party at least thirty (30) days prior written notice that the party giving such notice wishes to terminate Employee's employment hereunder.

   2.  COMPENSATION.
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         (a)  Base Salary.
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              (1)  Company agrees to accrue compensation to Employee until
January 1, 1988, at the rate of $23314.28/100 Dollars ($23314.28) per month. Such accrue compensation shall be paid to Employee on February 1, 1988; provided, however, in the event that Employee dies prior to February 1, 1988, such accrue compensation shall be paid to his wife, NANCY B. STARNES, if she is living, or to Employee's estate if his wife is not then living.

              (2) Commencing January 1, 1988, the Employee's annual base salary shall be determined by the Company, and shall be paid to Employee in regular installments in accordance with the Company's usual payroll procedures.

         (b)  Discretionary Bonus.  In addition to the base salary, Employee
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shall be eligible to receive such bonus, from time to time, as the Board of
Directors of the Company, in the Board's sole discretion, shall determine. Payment of such discretionary bonus, if any, shall be made at such time as the Board shall determine, provided, that nothing herein shall be construed to grant the Employee a right to a bonus.

         (c)  Employee Benefits.  Employee shall be eligible to participate in
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such employee benefit plans as the Company may make available to its employees in general from time to time, provided that the Employee shall meet the eligibility requirements of such plans. In addition to participation in such employee benefit plans, Employee shall be eligible for such further benefits as the Board of Directors shall determine.

         (d)  Expense Reimbursement.  Company shall reimburse to Employee all
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ordinary and necessary business expenses incurred directly in connection with his employment duties hereunder, provided Employee shall satisfactorily substantiate, in such detail as reasonably necessary, the business relationship of such expenses.

   3.  NOTICE.  All notices and other communications provided for by this
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Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by United States certified or registered mail, postabe prepaid, return receipt requested;

       If to Company:

       M.S. Carriers, Inc.
       3150 Starnes Cove
       Memhis, Tennessee 38116

       Attention: Secretary

       If to Employee:

       Michael S. Starnes
       1450 Massey Road, West
       Memphis, Tennessee 38119

Or such other address as either party may be hereafter from time to time specify in writing to the other party.

    4.  ASSIGNMENT.  This Agreement shall not be assignable by Employee.
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    5.  BINDING EFFECT.  This Agreement shall incure to the benefit of and be binding upon the Company, its sucessors and assigns, including without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon Employee and his heirs, beneficiaries, executors and administrators.

    6.  VALIDITY.  The validity, instruction, interpretation or performance
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of this Agreement shall be governed by the laws of the State of Tennessee.

    7.  ENTIRE AGREEMENT.  This Agreement supercedes all previous agreements
        ----------------
between Employee and Company and contains the entire understanding and agreement between the parties with respect to the subject matter hereof. The Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

    IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.

                                            COMPANY:

                                            M.S. CARRIERS, INC.

                                            By: Michael S. Starnes

                                                MICHAEL S. STARNES,
                                                Chairman of the Board


ATTEST:                                     EMPLOYEE:


M.J. Barrow                                 By:  Michael S. Starnes

Secretary                                        MICHAEL S. STARNES